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                                                                    Exhibit 10.8

                                 EQUIFAX INC.

                        Executive Life and Supplemental
                        Retirement Benefit Plan (U.S.)

     This document constitutes the Executive Life and Supplemental Retirement Benefit Plan (U.S.) (the "Plan") adopted by Equifax Inc. (the "Company") to be effective January 1, 2000. The Plan incorporates by reference those certain Questions and Answers dated December 1999 and subsequent updates thereto, each Split Dollar Life Insurance Agreement entered into with a Plan Participant and each Collateral Assignment executed by a Plan Participant.

                                  1.  Purpose

     The purpose of the Plan is to reward certain specified executives of the Company (the "Participants") for their service to the Company and to provide an incentive to the Participants, including newly hired executives, for future service and loyalty to the Company. The benefits of participation consist of contributions made by the Company to purchase life insurance policies on the lives of Participants, which policies shall be owned by Participants subject to the provisions of this Plan and the documents incorporated herein.

                              2.  Plan Operation

Participants shall be designated by the Company's Chief Executive Officer and shall be informed in writing of the Commencement Date of their participation in the Plan. In order to participate, the Participants must complete certain enrollment documents and must execute (i) an Agreement which specifies, among other matters, the respective interests of the Participant and the Company in the life insurance policies in question, and (ii) a Collateral Assignment of certain rights in those policies in favor of the Company.

                               3.  Defined Terms

     The following terms shall have the meanings ascribed to them below for purposes of the Plan and the documents incorporated herein:

3.1  Cause. Termination by the Company of the Participant's employment for
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"Cause" means termination by the Company of the Participant's employment upon
(a) the Participant's willful and continued failure to substantially perform the Participant's duties with the Company (other than any failure resulting from the Participant's incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Chief Executive Officer of the Company (or if Participant is the Chief Executive Officer, the Chairman of the Compensation and Human Resources Committee of the Board of Directors) that specifically identifies the manner in which the Chief Executive Officer believes that Participant has not substantially performed the Participant's duties, or (b) the Participant's willfully engaging in misconduct that is materially injurious to the Company, monetarily or otherwise. For purposes of this paragraph 3.1, no act, or failure to act, on the Participant's part will be considered "willful" unless done, or omitted to be done, by Participant not in good faith and without reasonable belief that the Participant's action or omission was in the best interest of the
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Company. Notwithstanding the above, Participant will not be deemed to have been terminated for Cause unless and until Participant has been given a copy of a Notice of Termination from the Chief Executive Officer of the Company (of if Participant is the Chief Executive Officer, the Chairman of the Compensation and Human Resources Committee of the Board of Directors), after reasonable notice to Participant and an opportunity for Participant, together with the Participant's counsel, to be heard before (i) the Chief Executive Officer, or (ii) if Participant is an elected officer of the Company, the Board of Directors of the Company, finding that in the good faith opinion of the Chief Executive Officer, or, in the case of an elected officer, finding that in the good faith opinion of two-thirds of the Board of Directors, Participant committed the conduct set forth above in clauses (a) or (b) of this paragraph 3.1, and specifying the particulars of that finding in detail.

3.2  Change in Control. A "Change in Control" of the Company means the
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occurrence of any of the following events during the period in which the Plan remains in effect:

          (a)  Voting Stock Accumulations.  The accumulation by any Person of
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     Beneficial Ownership of twenty percent (20%) or more of the combined voting power of the Company's Voting Stock; provided that for purposes of this subparagraph 3.2(a), a Change in Control will not be deemed to have occurred if the accumulation of twenty percent (20%) or more of the voting power of the Company's Voting Stock results from any acquisition of Voting Stock (a) directly from the Company that is approved by the Incumbent
     Board, (b) by the Company, (c) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, or (d) by any Person pursuant to a Business Combination that complies with clauses
     (i), (ii) and (iii) of subparagraph 3.2(b), or

          (b)  Business Combinations.  Consummation of a Business Combination,
               ---------------------
     unless, immediately following that Business Combination, (i) all or substantially all of the Persons who were the beneficial owners of Voting Stock of the Company immediately prior to that Business Combination beneficially own, directly or indirectly, more than sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors of the entity resulting from that Business Combination (including, without limitation, an entity that as a result of that transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions relative to each other as their ownership, immediately prior to that Business Combination, of the Voting Stock of the Company, (ii) no Person (other than the Company, that entity resulting from that Business Combination, or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Eighty Percent (80%) Subsidiary or that entity resulting from that Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of the then outstanding shares of common stock of the entity resulting from that Business Combination or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of that entity, and (iii) at least a majority of the members of the Board of Directors of the entity resulting from that Business Combination were members of the Incumbent Board at the time of the action of the Board providing for that Business Combination; or

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          (c)  Sale of Assets.  A sale or other disposition of all or
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     substantially all of the assets of the Company; or

          (d)  Liquidations or Dissolutions. Approval by the shareholders of the
               ----------------------------
     Company of a complete liquidation or dissolution of the Company, except pursuant to a Business Combination that complies with clauses (i), (ii) and
     (iii) of subparagraph 3.2(b).

For purposes of this paragraph 3.2, the following definitions will apply:

     "Beneficial Ownership" means beneficial ownership as that term is used in Rule 13d-3 promulgated under the Exchange Act.

     "Business Combination" means a reorganization, merger or consolidation of the Company.

     "Eighty Percent (80%) Subsidiary" means an entity in which the Company directly or indirectly beneficially owns eighty percent (80%) or more of the outstanding Voting Stock.

     "Exchange Act" means the Securities Exchange Act of 1934, including amendments, or successor statutes of similar intent.

     "Incumbent Board" means a Board of Directors at least a majority of whom consist of individuals who either are (a) members of the Company's Board of Directors as of January 1, 2000, or (b) members who become members of the Company's Board of Directors subsequent to said date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which that person is named as a nominee for director, without objection to that nomination), but excluding, for that purpose, any individual whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors.

     "Person" means any individual, entity or group (within the meaning of Section 13(d)(3) or 14 (d)(2) of the Exchange Act).

     "Subsidiary" means an entity more than fifty percent (50%) of whose equity interests are owned directly or indirectly by the Company.

     "Voting Stock" means the then outstanding securities of an entity entitled to vote generally in the election of members of that entity's Board of Directors.

3.3  Competitive Activity. A Participant or former Participant will be deemed to
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engage in "Competitive Activity" if he/she:

          (a) directly or indirectly owns, operates, controls, participates in, performs services for, or otherwise carries on, a business substantially similar to or competitive with the business conducted by the Company or any Subsidiary (without limit to any

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     particular region, because Participant acknowledges that such business may be engaged in effectively from any location in the United States or Canada); provided that nothing set forth in this section will prohibit Participant from owning not in excess of 5% of any class of capital stock of any corporation if such stock is publicly traded and listed on any national or regional stock exchange or on the NASDAQ Stock Market; or

          (b) directly or indirectly attempts to persuade any employee or customer of the Company or any Subsidiary to terminate such employment or business relationship in order to enter into any such relationship on behalf of Participant or any third party in competition with the business conducted by the Company or any Subsidiary; or

          (c) directly or indirectly engages in any activity that is harmful to the interests of the Company or any Subsidiary, as determined by the Compensation and Human Resources Committee in its sole discretion, including the disclosure or misuse of any confidential information or trade secrets of the Company or a Subsidiary.

3.4  Good Reason. Termination by the Participant of the Participant's employment
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for "Good Reason" means termination by Participant of the Participant's employment based on:

          (a) The assignment to Participant of duties inconsistent with the Participant's position and status with the Company as they existed immediately prior to a Change in Control, or a substantial change in the Participant's title, offices or authority, or in the nature of the Participant's responsibilities, as they existed immediately prior to a Change in Control, except in connection with the termination of the Participant's employment for Cause or Disability or as a result of the Participant's death or by Participant other than for Good Reason;

          (b) A reduction by the Company in the Participant's base salary as in effect on the date of this Letter or as the Participant's salary may be increased from time to time;

          (c) A failure by the Company to continue the Company's incentive compensation plan(s), as it may be modified from time to time, substantially in the form in effect immediately prior to a Change in Control (the "Plan"), or a failure by the Company to continue Participant as a participant in the Plan on at least the basis of the Participant's participation immediately prior to a Change in Control or to pay Participant the amounts that Participant would be entitled to receive in accordance with the Plan;

          (d) The Company's requiring Participant to be based more than thirty-five (35) miles from the location where Participant is based immediately prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with the Participant's business travel obligations prior to the Change in Control, or if Participant consents to that relocation, the failure by the Company to pay (or reimburse Participant for) all reasonable moving expenses incurred by Participant or to indemnify Participant against any loss realized in the sale of the Participant's principal residence in connection with that relocation;

          (e) The failure by the Company to continue in effect any retirement or compensation plan, performance share plan, stock option plan, life insurance plan, health and accident plan, disability plan or another benefit plan in which Participant is

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     participating immediately prior to a Change in Control of the Company (or provide plans providing Participant with substantially similar benefits), the taking of any action by the Company that would adversely affect the Participant's participation or materially reduce the Participant's benefits under any of those plans or deprive Participant of any material fringe benefit enjoyed by Participant immediately prior to a Change in Control, or the failure by the Company to provide Participant with the number of paid vacation days to which Participant is then entitled in accordance with the Company's normal vacation practices in effect immediately prior to a Change in Control;

          (f) Any purported termination of the Participant's employment that is not effected pursuant to a Notice of Termination satisfying the following requirements:

          A "Notice of Termination" means a notice that indicates the specific provision in the definition of Cause relied upon and setting forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant's employment under the provision so indicated. Any purported termination not effected pursuant to a Notice of Termination meeting the requirements set forth in this subparagraph will not be effective.

                             4.  ERISA Provisions

4.1 The following provisions are part of this Plan and are intended to meet the requirements Part 4 of Title I of the ERISA:

          (a)  The named fiduciary: Equifax Inc.

          (b) The funding policy under this Plan is that all premiums on the Policy be remitted to the Insurer when due.

          (c) Direct payment by the Insurer is the basis of payment of benefits under the Plan, with those benefits in turn being based on the payment of premiums as provided in the Plan.

4.2 The following provisions are part of this Plan and are intended to meet the requirements of Part 5 of Title I of ERISA:

          (a) For claims procedure purposes, the "Claims Manager" shall be the Senior Vice President, Compensation and Benefits of the Company.

          (b) If for any reason a claim for benefits under the Plan is denied by the Company, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the Plan or Agreement section on which the denial is based, such other data as may be pertinent and information on the procedures to be followed by the claimant in obtaining a review of his claim, all written in a manner calculated to be understood by the claimant. For this purpose:

               (1) The claimant's claim shall be deemed filed when presented orally or in writing to the Claims Manager.

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                    (2)  The Claims Manager's explanation shall be in writing
                         delivered to the claimant within 90 days of the date the claim is filed.

               (c) The claimant shall have 60 days following his receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or his representative may submit pertinent documents and written issues and comments.

               (d) The Claims Manager shall decide the issue on review and furnish the claimant with a copy within 60 days following his receipt of the claimant's request for review of his claim. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based. If a copy of the decision is not so furnished to the claimant within such 60 days, the claim shall be deemed denied on review.

                        5.  Effect of Change in Control

     In the event of a Change in Control of the Company, the trustee of any trust which has been established for purposes of making payments of contributions to insurance policies required by the Agreement shall, as provided in such trust, deliver to the appropriate insurance company said contributions as required.

                             6.  Amendment of Plan

     The Plan may be amended by the Company at any time in its sole discretion, except that the definition of Change in Control and the provisions of Section 5 above may not be amended without the written consent of all Participants in the event that a Change in Control has occurred.







          IN WITNESS WHEREOF, the Company has executed this Plan to be effective January 1, 2000.

                                    EQUIFAX INC.



                                    By: /s/ Richard Gapen
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                                    Title: Senior Vice President
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